EXHIBIT 10.1

FOURTH AMENDMENT TO LOAN AGREEMENT

        THIS FOURTH AMENDMENT TO LOAN AGREEMENT is made effective as of June 9, 2006, by and between WESTMORELAND COAL COMPANY, a Delaware corporation (herein referred to as “Borrower”), and FIRST INTERSTATE BANK, a Montana banking corporation (herein referred to as “Lender”).

RECITALS:

        A.        Borrower and Lender entered into a Loan Agreement dated December 14, 2001, as amended by First Amendment to Loan Agreement dated December 24, 2002, Second Amendment to Loan Agreement dated January 24, 2003, and Third Amendment to Loan Agreement dated June 24, 2004 (collectively, the “Loan Agreement”), pursuant to which Lender made a $14,000,000.00 revolving line of credit loan to the Borrower (the “Line of Credit”), the maturity date of which has been extended to June 30, 2007.

        B.        Lender has agreed to further extend the maturity date of the Line of Credit, to June 30, 2008, on the condition that it is subject to all of the terms and conditions of the Loan Agreement.

        C.        Lender has agreed to make an additional $5,000,000.00 term loan to Borrower (the “Term Loan”), on the condition that it is subject to all terms and conditions of the Loan Agreement.

        D.        The parties desire to amend the Loan Agreement to address such matters.

        NOW, THEREFORE, FOR VALUABLE CONSIDERATION, THE PARTIES AGREE AS FOLLOWS:

        1.       Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the same meanings assigned to them in the Loan Agreement. The term “Loan” when used in the Loan Agreement shall generally be interpreted to mean the Line of Credit and the Term Loan, unless the particular context in which it is used requires otherwise. The term “New Horizon” when used in the Loan Agreement shall be interpreted to mean New Horizon Coal Company, Inc., a Colorado corporation (“New Horizon”), successor by merger to Horizon Coal Services, Inc., a Montana corporation (“Horizon Coal Services”).

        2.       Extension of Line of Credit. Subject to the terms and conditions of the Loan Agreement, as herein amended, Lender agrees to extend the maturity date of the Line of Credit to June 30, 2008, pursuant to the Change In Terms Agreement in the form of the attached EXHIBIT 4-A.

        3.       Term Note. Subject to the terms and conditions of the Loan Agreement, Lender shall lend to Borrower the principal sum of $5,000,000.00, payable and bearing interest as set forth in the Promissory Note attached as EXHIBIT 4-B.

        4.       Collateral. The Line of Credit shall continue to be secured by all of the Collateral described in the Loan Agreement. The Term Loan shall be secured by the same Collateral, including a Mortgage, Assignment of Proceeds, Security Agreement and Financing Statement, in the form of that attached hereto as EXHIBIT 4-C, granting the Lender a second-priority lien and security interest (subject only to Lender’s existing, first-priority lien) in and to all of New Horizon’s rights to the royalty interests on coal reserved under Section 2.4 of that certain Asset Purchase Agreement dated November 24, 1997, by and between Horizon Coal Services and Caballo Coal Company. Borrower shall also execute and deliver to Lender the Stock Pledge Agreements in the form of the attached EXHIBITS 4-D and 4-E, cause WRI to execute and deliver to Lender the Security Agreement in the form of the attached EXHIBIT 4-F, and cause New Horizon to execute and deliver to Lender the Mortgage Assumption Agreement in the form of the attached EXHIBIT 4-G.

        5.       Origination Fees. Borrower agrees to pay Lender non-refundable loan origination fees of $70,000.00 on the Line of Credit and $25,000.00 on the Term Loan; such origination fees to be paid upon funding of the Term Loan and to be in addition to all origination fees heretofore paid pursuant to the terms of the Loan Agreement, which fees have been fully earned by Lender.

        6.       Merger. Borrower hereby warrants and represents that it owns 100% of the issued and outstanding stock of New Horizon, which is the successor by merger to Horizon Coal Services. Lender hereby consents to the merger of Horizon Coal Services with and into New Horizon.

        7.       Financial Covenants. Article VII Financial Covenants of the Loan Agreement is hereby deleted and replaced with the following:

        So long as the Loans remain unpaid:

7.1. Minimum Net Worth. WRI will maintain at all times a tangible net worth of not less than $20,000,000.00. (Tangible net worth shall mean the net worth of WRI after subtracting therefrom the aggregate amount of intangible assets, including without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names).

7.2. Debt Coverage Ratio. (Operating Income/Debt Service). Commencing January 1, 2007, Borrower, on a consolidated basis, shall have, as of each fiscal year end, a ratio of operating income to debt service of not less than 1.0 to 1.0. (For debt coverage ratio determination, operating income will be defined as Borrower’s operating income for the immediately preceding 12 months, plus depreciation and amortization expenses. Debt service will be defined as the current portion of long-term debt).

7.3. Current Ratio. (Current Assets/Current Liabilities). Commencing July 1, 2007, Borrower, on a consolidated basis, will have and continuously maintain a ratio of current assets to current liabilities of not less than 1.3 to 1.0 in each fiscal year, calculated and determined at the end of each fiscal quarter in accordance with generally-accepted accounting principles as adjusted and calculated by Borrower’s Contingent Promissory Note with the UMWA Combined Benefit Fund and the UMWA 1992 Benefit Plan dated January 4, 1999.

        8.       Ratification of Loan Agreement. All terms and conditions of the Loan Agreement, as herein amended, remain in full force and effect and are hereby ratified, confirmed and approved in every respect.

        9.       Counterparts. This Agreement may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WESTMORELAND COAL COMPANY,	FIRST INTERSTATE BANK
a Delaware corporation

By /s/ Ronald H. Beck Ronald H. Beck, Vice President Finance and Treasurer	By /s/ Steve Tostenrud Steve Tostenrud Vice President
“Borrower”	“Lender”

EXHIBIT 4-A

CHANGE IN TERMS AGREEMENT

BORROWER:	LENDER:
Westmoreland Coal Company	FIRST INTERSTATE BANK
2 N Cascade Avenue, FL 14	Billings Office – Commercial Dept.
Colorado Springs, CO 80903-1620	401 North 31st St.
P.O. Box 30918
Billings, MT 59116

Date of Agreement:	May 31, 2006
Note Number:	1100207540

Description of Existing Indebtedness: Revolving line of credit dated December 14, 2001, as modified to a present commitment of $14,000,000.00 and showing a current principal balance of $1,200,000.00.

Description of Collateral: Westmoreland Resources Stock and Horizon Coal Services Stock and Dragline.

Description of Change in Terms: The maturity date is extended to June 30, 2008. All other terms and conditions to remain the same.

Continuing Validity. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE AGREEMENT.

BORROWER:

WESTMORELAND COAL COMPANY

BY_______________________________________________

        RONALD H. BECK, VICE PRESIDENT, FINANCE AND TREASURER

FIRST INTERSTATE BANK

BY:_______________________________________________

        STEVE TOSTENRUD, VICE PRESIDENT

EXHIBIT 4-B

PROMISSORY NOTE

$5,000,000.00	Billings, Montana
Promissory Note No. __________________	June ______, 2006

        FOR VALUE RECEIVED, WESTMORELAND COAL COMPANY, a Delaware corporation (“Maker”), does hereby promise to pay to the order of FIRST INTERSTATE BANK, a Montana banking corporation (“Holder”) at its offices at 401 North 31st Street, Billings, Montana 59101, or at such other place, either within or without the State of Montana, as Holder may from time to time designate in writing, in legal tender of the United States of America, the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00), or so much thereof as may be outstanding, together with interest on the unpaid principal balance of each advance hereunder from the date of each advance as hereinafter provided.

        1.        Payments of principal and interest under this Note shall be payable as follows:

Maker will pay this Note in one payment of all outstanding principal, together with any accrued and/or unpaid interest, and any other sums due hereunder or under the Loan Instruments, as defined in paragraph 5 below, on June ___, 2007. In addition, Maker will pay regular monthly payments of accrued unpaid interest beginning June 30, 2006, and continuing on the last day of each month thereafter until all sums due hereunder are paid. Each payment shall be applied first to accrued interest on the entire outstanding unpaid principal balance advanced from time to time at the rate stated, and then to principal.

The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Prime Rate published in the “Money Rates” section of the Wall Street Journal (the “Index”). The Index is not necessarily the lowest rate charged by Holder on its loans. If the Index becomes unavailable during the term of this loan, Holder may designate a substitute index after notice to Maker. Lender will tell Maker the current Index rate upon Maker’s request. The interest rate change will not occur more often than each day during the term of the Note. Maker understands that Holder may make loans based on other rates as well. The Index currently is 8.000% per annum. The interest rate applied to the unpaid principal balance of this Note will be at the Index rate. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Maker will pay Holder at Holder’s address shown above or at such other place as Holder may designate in writing.

        2.        This Note evidences a non-revolving line of credit. Once the total amount of principal has been advanced, payments on principal do not entitle Maker to further advances. Advances under this Note may be requested orally by an authorized person of the Maker. Holder may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Holder are to be directed to Holder’s office stated above. Any one (1) of the following parties are authorized to request advances under the line of credit on behalf of Maker until Holder receives from Maker at Lender’s address shown above, written notice of revocation of their authority: David J. Blair or Ronald H. Beck. Maker agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of the Maker’s accounts with Holder. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Holder’s internal records, including daily computer print-outs. Holder will have no obligation to advance funds under this Note if: (a) Maker is in default under the terms of this Note or any agreement that Maker has with Holder, including any agreement made in connection with the signing of this Note; (b) Maker ceases doing business or is insolvent; (c) Maker applies funds provided pursuant to this Note for purposes other than those authorized by Holder; or (d) Holder in good faith deems itself insecure under this Note or any other agreement between Holder and Maker.

        3.        Maker may prepay any amount due hereunder without penalty as to interest or otherwise, at any time. Each prepayment shall be applied first to accrued interest on the entire unpaid outstanding principal balance from time to time, and then to principal.

        4.        If any payment of principal or interest or both is not paid within ten (10) days after due, Maker shall pay a penalty of ten percent (10%) of the delinquent payment in addition to the delinquent payment. Any and all amounts of interest not paid when due shall become a part of the principal balance and shall thereafter bear interest at the same rate of interest as the principal hereunder. In addition, upon default, including a failure to pay upon maturity of this Note, Maker, at its option, may increase the variable interest rate on this Note to six (6.0) percentage points over the Index.

        5.        This Note is secured by and subject to all of the terms of: (i) that certain Loan Agreement dated December 14, 2001, as amended by First Amendment to Loan Agreement dated December 24, 2002, Second Amendment to Loan Agreement dated January 24, 2003, Third Amendment to Loan Agreement dated June 24, 2004, and Fourth Amendment to Loan Agreement of even date herewith, by and between Maker, as Borrower, and the Holder (the “Loan Agreement”); (ii) that certain Security Agreement of even date herewith, given by Westmoreland Resources, Inc., as Grantor, to the Holder, as Lender, (iii) that certain Mortgage, Assignment of Proceeds, Security Agreement and Financing Statement Regarding Overriding Royalty Interests of even date herewith given by New Horizon Coal Company, Inc., as Mortgagor, to Lender, as Mortgagee, and (iv) those certain Stock Pledge Agreements of even date herewith, executed by Maker, as Debtor, to the Holder (the “Stock Pledge Agreements”), the terms, covenants, conditions, provisions, stipulations, and agreements of which are hereby incorporated herein, to the same extent and with the same effect as if they were fully set forth herein. The Security Agreement, Loan Agreement, Mortgage, Assignment of Proceeds, Security Agreement and Financing Statement, Stock Pledge Agreements and all other security and related documents given in connection with the loan evidenced by this Note are referred to collectively herein as the “Loan Instruments”.

        6.        Notwithstanding anything to the contrary contained herein or in the Loan Instruments, all agreements between the Maker and Holder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the loan proceeds, acceleration of the maturity of the loan, or otherwise, shall the amount charged, taken, received, reserved, paid or agreed to be paid to Holder for the use, forbearance or detention of the money to be loaned hereunder exceed the maximum rates which Holder is permitted to charge under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Loan Instruments, or any other loan document at any time performance of such provision shall be due, shall involve transcending the limits of interest validly prescribed by law, then ipso facto, the obligation to be fulfilled by Maker shall be reduced to the limit of such validity. All interest paid or agreed to be paid to Holder shall, to the extend permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under applicable law. If the Maker or the Holder is exempt from applicable usury statutes or for any other reason not limited by law, none of the provisions of the above paragraph shall be construed so as to limit or reduce the interest or other consideration of the loan payable hereunder.

        7.        Whenever any Event of Default, as defined in the Loan Agreement, shall have occurred and be subsisting, Holder may declare all payments payable hereunder (being an amount equal to that necessary to pay in full the principal remaining due on this Note, together with interest thereon, and to pay all other indebtedness or sums due hereunder or under the Loan Instruments) to be immediately due and payable, whereupon the same shall become immediately due and payable by Maker, and interest shall accrue thereon to the date of payment. In addition, Holder, with or without declaring all such payments immediately due and payable, may take whatever action at law or in equity which may appear necessary or appropriate to collect the payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Maker under this Note, and the Loan Instruments.

        8.        Except as otherwise specifically required herein or in any of the Loan Instruments, the Maker hereby waives presentment, diligence, demand for payment, notice of nonpayment, notice of default, protest, notice of protest and notice of dishonor and specifically consents to and waives notice of any renewals, extensions or modifications of this Note, whether made to or in favor of the Maker or any other person or persons. The pleading of any statute of limitations as a defense to any demand against the Maker is expressly waived by Maker.

        9.        In the event that suit is brought hereon, or an attorney is employed or expenses are incurred to demand or compel payment of this Note or any portion of the indebtedness evidenced hereby or to defend the priority of any of the Loan Instruments or as otherwise provided in the Loan Instruments, the Maker agrees to pay all such expenses and reasonable attorney’s and paralegal fees incurred by the Holder as a result thereof.

        10.        This Note shall be governed by and construed in accordance with the laws of the State of Montana.

        11.        The terms of this Note apply to, inure to the benefit of, and bind all parties hereto and their legal representatives, successors and assigns.

        IN WITNESS WHEREOF, the undersigned Maker has executed this Note as of the date first above written.

WESTMORELAND COAL COMPANY,
A Delaware corporation

By ______________________________________ Ronald H. Beck, Vice President Finance and Treasurer